    Ex 99.1 - Earnings Release

JETBLUE ANNOUNCES FIRST QUARTER 2025 RESULTS
Beat midpoint of unit cost guidance and posted unit revenue within initial range, aided by strong JetForward traction
Ended 1Q25 with $3.8B of liquidity, providing runway to continue executing on multi-year JetForward plan
Proactively managing capacity and evaluating cost levers to navigate evolving macro backdrop
NEW YORK (April 29, 2025) - JetBlue Airways Corporation (NASDAQ: JBLU) today reported its financial results for the first quarter of 2025.
"During the first quarter, we delivered a strong operation and efficiently executed on costs. JetForward is ramping well, and we are focused on successfully managing what we can control," said Joanna Geraghty, JetBlue's chief executive officer. "We also acted urgently to manage near-term revenue uncertainty. We were the first carrier to make meaningful capacity adjustments, swiftly moving to better match supply with demand. As we continue to monitor the evolving macro backdrop, we are evaluating all levers available to us to boost profitability and preserve cash, including additional capacity reductions, targeted cost savings, and further evaluation of our fleet retirement schedule. Given the macroeconomic uncertainty, we are not re-affirming our prior full-year guidance."
"Operational improvements made over the quarter are especially notable, as our investments in reliability, tied to our JetForward strategy, have driven year-over-year improvement in on-time performance over the last three quarters and resulted in significant increases in customer satisfaction and cost savings," said Geraghty. "From our impressive operation over the quarter to the early success of our products and perks initiatives, such as EvenMore® and our premium co-branded card, we are seeing encouraging signs that JetForward is working and that it is the right plan. Thank you to our crewmembers for your commitment to running a safe and reliable operation and to your commitment to the JetForward strategy. Your dedication to offering the caring service JetBlue is known for makes a significant impact on the customer experience and is a core reason new and loyal customers keep coming back to fly JetBlue."
Prudent Balance Sheet Decisions Provide Solid Runway for JetForward
JetBlue remains well positioned to manage through a range of economic outcomes. Over the past 16 months, the company took prudent decisions to raise capital ($3.2 billion strategic financing in 2024) and manage upcoming capital expenditures (~$3 billion aircraft deferral in 2024) to provide JetBlue the runway to execute JetForward.
In addition to current liquidity levels, the company has over $5 billion in unencumbered assets, consisting primarily of aircraft, engines, and slots, gates, and routes.
"We've already taken a number of steps to build a more resilient financial foundation, and we continue to evaluate all avenues to improve our financial results," said Ursula Hurley, JetBlue's chief financial officer. "We remain confident JetForward will drive enduring structural changes on our path to sustained profitability, and we saw encouraging progress in the first quarter."
Encouraging JetForward Progress in the First Quarter
•Reliable & Caring Service
◦Reliability investments drove a four point year-over-year improvement in A14 as well as a double-digit improvement in Net Promoter Score, marking consecutive quarterly gains for both metrics.
◦Reliability initiatives from JetForward drove improved operational performance alongside cost savings worth ~0.75pts of CASM ex-fuel (1) in 1Q.
•Best East Coast Leisure Network
◦Efforts to build depth where customers know and love the JetBlue brand are showing strong early progress, and new BlueCities in the northeast are demonstrating margin strength relative to the system.
•Products & Perks Customers Value
◦Launched further enhancements to our EvenMore® product by adding additional amenities such as dedicated overhead bin space, free alcohol and a premium snack.
◦New products & perks, including preferred seating, continue to perform in-line with or ahead of expectations.
◦Premium co-branded credit card launched in January and quickly met sign-up targets, a testament to the strength of our brand and loyalty program.

•A Secure Financial Future
◦Continue to make progress on JetForward cost program executing technology driven efficiencies in our operational and commercial functions, enhancing our planning and sourcing strategies, and unlocking savings from cross-functional fuel burn optimization efforts.

First Quarter 2025 Financial Results
•Net loss for the first quarter of 2025 under U.S. Generally Accepted Accounting Principles ("GAAP") of $208 million or $(0.59) per share. Non-GAAP adjusted net loss for the first quarter of 2025 of $209 million (1) or $(0.59) (1) per share.
•First quarter 2025 system capacity decreased by 4.3% year-over-year.
•Operating revenue of $2.1 billion for the first quarter of 2025, a decrease of 3.1% year-over-year.
•Operating expense of $2.3 billion for the first quarter of 2025, a decrease of 21.0% year-over-year.
•Operating expense of $2.3 billion in the first quarter of 2025, decreased 2.2% (1) year-over-year, excluding special items in 2024. There were no special items in the first quarter of 2025.
•Operating expense per available seat mile ("CASM") for the first quarter of 2025 decreased 17.4% year-over-year.
•Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-Fuel") (1) for the first quarter of 2025 increased 8.3% (1) year-over-year.
•Operating margin of (8.2)% for the first quarter of 2025.
•Average fuel price in the first quarter of 2025 of $2.57 per gallon.
First Quarter 2025 Key Highlights
•Delivered strong operational performance with a completion factor of 98.6%.
•First quarter year-over-year unit revenue increased by 1.3%, within our initial guidance range.
•Premium, international and loyalty segments, all core to JetForward strategy, continue to provide strength and support revenue resilience:
◦Premium RASM outperformed core RASM by high single digits.
◦Transatlantic RASM grew 28% year-over-year on 25% fewer ASMs, evidence of continuing market maturation and successful efforts to better seasonalize flying.
◦Loyalty revenue up 9% year-over-year, with co-brand spend up 7%.
•First quarter year-over-year ex-fuel unit costs increased by 8.3%, beating the midpoint of our guidance range, with cost savings from operational reliability improvements offsetting pressure from close-in capacity pulls.
•Ended the quarter with $3.8 billion in liquidity, excluding our undrawn $600 million revolving credit facility, representing 41% of our trailing twelve month revenue.
•Grew JetBlue Travel Products extensive product offerings, introducing stand-alone cruise bookings and trip weather protection.
•Unveiled plans for a refreshed Terminal 5 at New York's John F. Kennedy International Airport including 40+ new concessions and redesigned communal spaces, a commitment to the city and region as New York's Hometown Airline®.
•JetBlue, along with its fuel partners, marked the first-ever regular supply of sustainable aviation fuel for commercial air travel in the region at New York's John F. Kennedy International Airport.

Outlook
"In the first quarter we saw booking strength from January deteriorate into February and worsen into March," said Marty St. George, JetBlue's president. "We expect softened demand for off-peak travel to continue into the second quarter, where the booking curve is more exposed to macro uncertainty and deteriorating consumer confidence. That said, we are committed to our JetForward plan and are encouraged by the resiliency of premium, international, and loyalty revenues - core components of our long-term strategy."

Second Quarter and Full Year 2025 Outlook	Estimated 2Q 2025	Estimated FY 2025
Available Seat Miles ("ASMs") Year-Over-Year	(3.5%) - (0.5%)	-
RASM Year-Over-Year	(7.5%) - (3.5%)	-
CASM Ex-Fuel (1), (2) Year-Over-Year	6.5% - 8.5%	-
Fuel Price per Gallon (3), (4)	$2.25 - $2.40	-
Interest Expense	-	~$600 million
Capital Expenditures	~$400 million	~$1.3 billion

Earnings Call Details
JetBlue will hold a conference call to discuss its quarterly earnings today, April 29, 2025 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com. The webcast replay and presentation materials will be archived on the company's website for at least 30 days.
For further details, see the first quarter 2025 Earnings Presentation available via the internet at http://investor.jetblue.com.
About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue, known for its low fares and great service, carries customers to more than 100 destinations throughout the United States, Latin America, the Caribbean, Canada and Europe. For more information and the best fares, visit jetblue.com.
Notes
(1)Non-GAAP financial measure; Note A provides a reconciliation of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure and explains the reasons management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding JetBlue's financial condition and results of operations. In addition, refer to Note A for further details on non-GAAP forward-looking information.
(2)Guidance does not include potential impacts from tariffs.
(3)Includes fuel taxes and other fuel fees.
(4)JetBlue utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate fuel price for the current quarter. Fuel price is based on forward curve as of April 11, 2025.

Forward-Looking Information
This Earnings Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts contained in this Release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "expects," "plans" "intends," "anticipates," "indicates," "remains," "believes," "estimates," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "goals," "targets" or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Earnings Release include, without limitation, statements regarding our outlook and future results of operations and financial position, including our expected return to profitability, any expected headwinds, our product offerings and loyalty initiatives, and our business strategy and plans and objectives for future operations, including our JetForward initiatives. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; the risk associated with the execution of our strategic operating plans in the near- term and long-term; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with a potential material reduction in the rate of interchange reimbursement fees; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers for our aircraft, engines, and our Fly-Fi® product; risks related to new or increased tariffs imposed on commercial aircraft and related parts imported from outside the United States; the outcome of legal proceedings with respect to the NEA and our wind-down of the NEA; risks associated with stockholder activism; risks associated with cybersecurity and privacy, including information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; possible failure to comply with financial and other debt covenants included in the agreements governing our debt; financial risks associated with credit card processors; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; risks associated with our development and use of AI-powered solutions; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with environmental laws and regulations, which may cause us to incur substantial costs; the impacts of federal budget constraints or federally imposed furloughs; impact of global climate change and legal, regulatory or market response to such change; increasing scrutiny of, and evolving expectations regarding, environmental and social matters; changes in government regulations in our industry; acts of war or terrorism; and changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Earnings Release, could cause our results to differ materially from those expressed in the forward- looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the "SEC"), including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2024, as may be updated by our other SEC filings. In light of these risks and uncertainties, the forward-looking events discussed in this Earnings Release might not occur. Our forward-looking statements speak only as of the date of this Earnings Release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
(percent changes based on unrounded numbers)	2025	2024	Percent Change
OPERATING REVENUES
Passenger	$1,969	$2,055	(4.2)
Other	171	154	10.9
Total operating revenues	2,140	2,209	(3.1)

OPERATING EXPENSES
Aircraft fuel	511	625	(18.3)
Salaries, wages and benefits	863	823	4.9
Landing fees and other rents	159	165	(3.0)
Depreciation and amortization	168	158	6.1
Aircraft rent	19	27	(29.2)
Sales and marketing	70	77	(8.8)
Maintenance, materials and repairs	191	132	43.9
Special items	—	562	NM	(1)
Other operating expenses	333	359	(7.2)
Total operating expenses	2,314	2,928	(21.0)

OPERATING LOSS	(174)	(719)	(75.7)

Operating margin	(8.2)%	(32.6)%	24.4	pts.

OTHER INCOME (EXPENSE)
Interest expense	(148)	(53)	NM
Interest income	38	19	94.1
Capitalized interest	3	4	(25.6)
Gain (loss) on investments, net	1	(22)	NM
Other	9	4	NM
Total other expense	(97)	(48)	NM

LOSS BEFORE INCOME TAXES	(271)	(767)	(64.6)

Pre-tax margin	(12.7)%	(34.7)%	22.0	pts.

Income tax benefit	63	51	22.8

NET LOSS	$(208)	$(716)	(70.9)

LOSS PER COMMON SHARE
Basic	$(0.59)	$(2.11)
Diluted	$(0.59)	$(2.11)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	353.7	339.7
Diluted	353.7	339.7
(1) Not meaningful or greater than 100% change.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended March 31,
(percent changes based on unrounded numbers)	2025	2024	Percent Change
Revenue passengers (thousands)	9,264	9,584	(3.3)
Revenue passenger miles (RPMs) (millions)	12,601	13,002	(3.1)
Available seat miles (ASMs) (millions)	15,608	16,313	(4.3)
Load factor	80.7%	79.7%	1.0	pts.
Aircraft utilization (hours per day) (1)	9.7	10.2	(4.9)

Average fare	$212.58	$214.39	(0.8)
Yield per passenger mile (cents)	15.63	15.80	(1.1)
Passenger revenue per ASM (cents)	12.62	12.60	0.2
Operating revenue per ASM (cents) (RASM)	13.71	13.54	1.3
Operating expense per ASM (cents)	14.83	17.95	(17.4)
Operating expense per ASM, excluding fuel (cents) (2)	11.45	10.57	8.3

Departures	74,753	79,700	(6.2)
Average stage length (miles)	1,297	1,279	1.4
Average number of operating aircraft during period	288	285	1.1
Average fuel cost per gallon	$2.57	$2.97	(13.5)
Fuel gallons consumed (millions)	199	210	(5.6)
Average number of full-time equivalent crewmembers	19,143	20,222	(5.3)

(1) Includes aircraft temporarily removed from service, including 11 aircraft impacted by the Pratt & Whitney engine groundings and lack of engine availability.
(2) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)
	March 31, 2025	December 31, 2024
	(unaudited)
Cash and cash equivalents	$2,297	$1,921
Total investment securities	1,527	2,025
Total assets	17,101	16,841
Total debt	8,474	8,539
Stockholders' equity	2,445	2,641

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED CASH FLOWS DATA
(in millions)
	Three Months Ended March 31,
	2025	2024
	(unaudited)
Capital expenditures and pre-delivery deposits for flight equipment	$(187)	$(466)

Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Earnings Release. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure used in this Earnings Release and shows a reconciliation of certain non-GAAP financial measures used in this Earnings Release to the most directly comparable GAAP financial measures.
With respect to JetBlue's CASM Ex-Fuel (1) guidance, JetBlue is not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measure cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as interest rates and fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.
(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel, other non-airline operating expenses, and special items.

Operating expense per available seat mile, excluding fuel, other non-airline operating expenses, and special items ("CASM ex-fuel")
CASM is a common metric used in the airline industry. Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel, operating expenses related to other non-airline businesses, such as JetBlue Technology Ventures and JetBlue Travel Products, and special items from total operating expenses to determine Operating Expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and that our metrics are more comparable with the presentation of our results excluding such impact.
For the three months ended March 31, 2025, there were no special items.
For the three months ended March 31 2024, special items included Spirit-related costs, voluntary opt-out costs, and Embraer E190 fleet transition costs.
We believe Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.
The table below provides a reconciliation of our total operating expenses ("GAAP measure") to Operating Expenses ex-fuel, and our CASM to CASM ex-fuel for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM (CASM), EXCLUDING FUEL
(unaudited)
	Three Months Ended March 31,
	$				Cents per ASM
(in millions; per ASM data in cents; percent changes based on unrounded numbers)	2025	2024	Percent Change		2025	2024	Percent Change
Total operating expenses	$2,314	$2,928	(21.0)		14.83	17.95	(17.4)
Less:
Aircraft fuel	511	625	(18.3)		3.27	3.84	(14.6)
Other non-airline expenses	16	17	(1.8)		0.11	0.10	2.6
Special items	—	562	NM	(1)	—	3.44	NM
Operating expenses, excluding fuel	$1,787	$1,724	3.7		11.45	10.57	8.3
(1) Not meaningful or greater than 100% change.

Operating Expense, Operating Loss, Operating Margin, Pre-tax Loss, Pre-tax Margin, Net Loss and Loss per Share, excluding Special Items, and Gain (Loss) on Investments
Our GAAP results in the applicable periods were impacted by credits and charges that were deemed special items.
For the three months ended March 31, 2025, there were no special items.
For the three months ended March 31, 2024 special items included Spirit-related costs, voluntary opt-out costs, and Embraer E190 fleet transition costs.
Certain net gains and losses on our investments were also excluded from our March 31, 2025 and 2024 non-GAAP results.
We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING LOSS, OPERATING MARGIN, PRE-TAX LOSS, PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS, AND GAIN (LOSS) ON INVESTMENTS
(unaudited)
	Three Months Ended March 31,
(in millions except percentages)	2025	2024
Total operating revenues	$2,140	$2,209

RECONCILIATION OF OPERATING EXPENSE
Total operating expenses	$2,314	$2,928
Less: Special items	—	562
Total operating expenses excluding special items	$2,314	$2,366
Percent change	(2.2)%

RECONCILIATION OF OPERATING LOSS
Operating loss	$(174)	$(719)
Add back: Special items	—	562
Operating loss excluding special items	$(174)	$(157)

RECONCILIATION OF OPERATING MARGIN
Operating margin	(8.2)%	(32.6)%

Operating loss excluding special items	$(174)	$(157)
Total operating revenues	2,140	2,209
Adjusted operating margin	(8.2)%	(7.1)%

RECONCILIATION OF PRE-TAX LOSS
Loss before income taxes	$(271)	$(767)
Add back: Special items	—	562
Less: Gain (loss) on investments, net	1	(22)
Loss before income taxes excluding special items and gain (loss) on investments	$(272)	$(183)

RECONCILIATION OF PRE-TAX MARGIN
Pre-tax margin	(12.7)%	(34.7)%

Loss before income taxes excluding special items	$(272)	$(183)
Total operating revenues	2,140	2,209
Adjusted pre-tax margin	(12.7)%	(8.3)%

RECONCILIATION OF NET LOSS
Net loss	$(208)	$(716)
Add back: Special items	—	562
Less: Income tax benefit related to special items	—	7
Less: Gain (loss) on investments, net	1	(22)
Less: Income tax benefit (expense) related to gain (loss) on investments, net	—	6
Net loss excluding special items and gain (loss) on investments	$(209)	$(145)

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING LOSS, OPERATING MARGIN, PRE-TAX LOSS, PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS, AND GAIN (LOSS) ON INVESTMENTS
(unaudited)
	Three Months Ended March 31,
CALCULATION OF LOSS PER SHARE	2025	2024
Loss per common share
Basic	$(0.59)	$(2.11)
Add back: Special items	—	1.65
Less: Income tax benefit related to special items	—	0.02
Less: Gain (loss) on investments, net	—	(0.06)
Less: Income tax benefit (expense) related to gain (loss) on investments, net	—	0.01
Basic excluding special items and gain (loss) on investments	$(0.59)	$(0.43)

Diluted	$(0.59)	$(2.11)
Add back: Special items	—	1.65
Less: Income tax benefit related to special items	—	0.02
Less: Gain (loss) on investments, net	—	(0.06)
Less: Income tax benefit (expense) related to gain (loss) on investments, net	—	0.01
Diluted excluding special items and gain (loss) on investments	$(0.59)	$(0.43)

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com